SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2009
THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130

(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)
(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Amendment to Excess Benefit Agreement
     On August 31, 2009, The Timken Company (the “Company”) and certain members of management, including the Company’s principal financial officer, entered into amendments to their Excess Benefit Agreements. The amendments to the Excess Benefit Agreements provide each such officer with up to two additional years of continuous service for purposes of calculating the officer’s non-qualified benefit in the event the member is involuntarily terminated without cause. This summary of the amendment to the Excess Benefit Agreements described above is qualified in its entirety by reference to the form of such amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.
Amendment to Severance Agreement
     On August 31, 2009, the Company and certain members of management, including the named executive officers, entered into amendments to their Severance Agreements. The amendments to the Severance Agreements provide that, in the event of a sale of a facility or subsidiary of the Company or the ownership of the Company that is not a change in control under the terms of the Severance Agreements, the member is not entitled to the benefits provided under the Severance Agreement if an offer of employment has been made in connection with the sale. This summary of the amendment to the Severance Agreements described above is qualified in its entirety by reference to the form of such amendment attached hereto as Exhibit 10.2 and incorporated herein by reference.

Exhibits.

10.1	Form of Amendment to Employee Excess Benefit Agreement

10.2	Form of Amendment to Severance Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: September 2, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Document

10.1	Form of Amendment to Employee Excess Benefit Agreement

10.2	Form of Amendment to Severance Agreement